UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 3, 2006

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer Identification No.)

2575 Vista Del Mar Drive Ventura, CA 93001		(805) 667-4100
(Address of executive offices)		(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2006, Affinity Group, Inc., a wholly-owned subsidiary of Affinity Group Holding, Inc., amended its Amended and Restated Credit Agreement dated as of June 24, 2003 to revise the definition of Consolidated Fixed Charges Ratio and Permitted Tax Distributions. Further, Affinity Group, Inc. received consent from the Lenders to amend the covenant restrictions with affiliates to permit a joint venture arrangement between Camping World and FreedomRoads Holding Company, an affiliate of the Credit Parties.

On March 6, 2006, Camping World, Inc. (“Camping World”), a wholly-owned subsidiary of Affinity Group, Inc., entered into a Joint Venture Agreement with FreedomRoads Holding Company, LLC, a Minnesota limited liability company (“FreedomRoads”). FreedomRoads is indirectly owned and controlled by Stephen Adams, the Chairman of Affinity Group, Inc. and indirectly the controlling shareholder of Affinity Group, Inc., and FreedomRoads is therefore an affiliate of Affinity Group, Inc. FreedomRoads, through its wholly-owned subsidiaries, owns and operates RV dealerships, currently operating 52 locations across the United States. The Joint Venture Agreement provides that Camping World and FreedomRoads are to act cooperatively with a view to maximizing synergies and to locate, establish and utilize mutually beneficial relationships that are available only to the parties acting together that would not otherwise be available to either party independently.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements: N/A
b. Pro forma financial statements: N/A
c. Shell company transactions: N/A
d. Exhibits
Exhibit (1)	Sixth amendment to Credit Agreement dated March 3, 2006
Exhibit (2)	Joint Venture Agreement by and between Camping World, Inc and FreedomRoads Holding Company, LLC dated March 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: March 9, 2006	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President and Chief Financial Officer